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                      WILLIAMS COMMUNICATIONS GROUP, INC.

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS

                               FOR TENDER OF ALL
              OUTSTANDING 11.875% SENIOR REDEEMABLE NOTES DUE 2010
                                IN EXCHANGE FOR
                    11.875% SENIOR REDEEMABLE NOTES DUE 2010

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.
NEW YORK CITY TIME, ON NOVEMBER   , 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED
                         (THE "OFFER TERMINATION DATE")

To Depository Trust Company Participants:

     Williams Communications Group, Inc., a Delaware corporation (the "Company"), is enclosing herewith the material listed below relating to its offer to exchange its 11.875% Senior Redeemable Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 11.875% Senior Redeemable Notes due 2010 (the "Outstanding Notes"), upon the terms and subject to the
conditions set forth in the Prospectus, dated October   , 2000 (the
"Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

     1. Prospectus;

     2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

     3. Notice of Guaranteed Delivery; and

     4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

     THE COMPANY URGES YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE ON THE OFFER TERMINATION DATE UNLESS EXTENDED BY THE COMPANY.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes, and
(iv) the undersigned is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), or, if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the
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undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 11 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from The Bank of New York, 101 Barclay Street, 7E, New York, NY 10286, Attn: Kin Lau.

                                      Very truly yours,

                                      WILLIAMS COMMUNICATIONS   GROUP, INC.

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